Exhibit 99.1
Press Release
GENITOPE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER
AND NINE MONTHS ENDED SEPTEMBER 30, 2007
FREMONT, Calif., Nov. 7, 2007 — Genitope Corporation (NASDAQ: GTOP) today reported financial results for the third quarter and nine months ended September 30, 2007.
Financial Results
For the third quarter of 2007, Genitope Corporation (“Company”) reported total operating expenses of $16.3 million and a net loss of $17.0 million, or $0.40 per share. These results compare to total operating expenses of $12.8 million and a net loss of $11.9 million, or $0.33 per share, for the third quarter of 2006. For the nine months ended September 30, 2007, the Company reported total operating expenses of $47.2 million and a net loss of $49.2 million, or $1.25 per share. These results compare to total operating expenses of $37.7 million and a net loss of $34.6 million, or $1.00 per share, for the nine months ended September 30, 2006.
The increase in operating expenses for the third quarter of 2007 and the nine months ended September 30, 2007 was primarily due to higher staffing levels and other operating costs required to support the Company’s ongoing preparations to commercialize MyVax® personalized immunotherapy and the development of our monoclonal antibody program, as well as recognition of higher depreciation expenses associated with the Company’s manufacturing facility and corporate headquarters. The decrease in net interest income/expense reported for the third quarter of 2007 and the nine months ended September 30, 2007 was primarily due to non-cash interest expense related to our manufacturing facility and corporate headquarters of $1.2 million and $3.5 million, respectively.
As of September 30, 2007, Genitope Corporation had cash, cash equivalents and marketable securities of $40.7 million, including $1.0 million that secures letters of credit which guarantee rental obligations under the lease for its manufacturing facility and corporate headquarters and is restricted as to its use. The decrease from the comparable balance at December 31, 2006 of $61.3 million (including $9.6 million that secured letters of credit related to the construction build-out costs of the Company’s manufacturing facility and corporate headquarters and was restricted as to its use) was primarily due to operating expenses and the capital expenditures required to complete the Company’s manufacturing facility and corporate headquarters, partially offset by the completion, in May of 2007, of a follow-on public offering of 6,010,279 shares of common stock at a price of $3.85 per share, with net proceeds to the Company of approximately $21.6 million.
2007 Corporate Progress and Outlook
“We remain optimistic about the final analysis of our Phase 3 trial for MyVax® personalized immunotherapy and plan to release the initial analysis of the final results from our Phase 3 trial by the end of December,” said Dan Denney, Jr., Ph.D., Genitope Corporation’s chairman and chief executive officer. “Additionally, we continue to grow our organization, prepare for the filing of a Biologics License Application and the commercialization of MyVax® personalized immunotherapy, as well as continue the development of our monoclonal antibody program.”
Dr. Denney further added, “We believe that our current cash, cash equivalents and marketable securities will provide sufficient financial resources to support operations into the middle of 2008.”
About Genitope Corporation
Genitope Corporation (Fremont, Calif.) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. For more information on the company, please log on to http://www.genitope.com.
Forward-Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about the potential outcome of the final analysis of the Phase 3 trial for MyVax® personalized immunotherapy to show a statistically significant benefit in progression-free survival for patients receiving MyVax® personalized immunotherapy over the patients receiving the control substance, the timing of the release of the initial analysis of the final results, the filing of a Biologics License Application, the commercialization of MyVax® personalized immunotherapy, the continued development of our monoclonal antibody program and the adequacy of our existing cash, cash equivalents and marketable securities to provide us with sufficient financial resources to support operations into the middle of 2008. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to the progress, timing and results of Genitope Corporation’s clinical trials, difficulties or delays in obtaining regulatory approval, unanticipated expenditures or liabilities, competition from other pharmaceutical or biotechnology companies, the risks of growth and dependence on key personnel, risks relating to the manufacturing of MyVax® personalized immunotherapy, intellectual property matters, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter year ended June 30, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

					Cumulative
					Deficit during
					the Development
					Stage Period
					August 15, 1996
	Three Months Ended		Nine Months Ended		(date of inception)
	September 30,		September 30,		to September 30,
	2007	2006	2007	2006	2007
Operating expenses:
Research and development	$13,265	$10,076	$38,290	$28,864	$179,464
Sales and marketing	596	711	1,792	2,153	11,959
General and administrative	2,443	2,047	7,165	6,656	33,314

Total operating expenses	16,304	12,834	47,247	37,673	224,737

Loss from operations	(16,304)	(12,834)	(47,247)	(37,673)	(224,737)

Loss on extinguishment of convertible notes and cancellation of Series E convertible preferred stock warrants	—	—	—	—	(3,509)
Interest expense	(1,282)	—	(3,890)	(1)	(8,062)
Interest and other income	614	894	1,966	3,062	11,419

Net loss	(16,972)	(11,940)	(49,171)	(34,612)	(224,889)

Dividend related to issuance of convertible preferred shares and the beneficial conversion feature of preferred stock	—	—	—	—	(18,406)

Net loss attributable to common stockholders	$(16,972)	$(11,940)	$(49,171)	$(34,612)	$(243,295)

Basic and diluted net loss per common share attributable to common stockholders	$(0.40)	$(0.33)	$(1.25)	$(1.00)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	42,164	35,922	39,412	34,767

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED BALANCE SHEETS
(in thousands, except per share and share data)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$39,689	$51,682
Prepaid expenses and other current assets	2,430	3,312

Total current assets	42,119	54,994

Restricted cash and marketable securities	1,000	9,579
Property and equipment, net	90,671	93,479
Other assets	1,761	2,371

Total assets	$135,551	$160,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,252	$5,551
Accrued and other current liabilities	4,896	4,814
Current portion of credit line	1,960	1,662

Total current liabilities	9,108	12,027

Lease financing liability and accrued interest	44,571	41,941
Noncurrent portion of credit line	2,537	3,609

Total liabilities	56,216	57,577

Stockholders’ equity
Common stock, $0.001 par value, 65,000,000 shares authorized; Issued and outstanding: 42,246,992 shares at September 30, 2007 and 36,052,685 shares at December 31, 2006	42	36
Additional paid-in capital	322,836	296,962
Deferred stock compensation	—	(19)
Accumulated other comprehensive loss	(248)	(8)
Deficit accumulated during development stage	(243,295)	(194,125)

Total stockholders’ equity	79,335	102,846

Total liabilities and stockholders’ equity	$135,551	$160,423

CONTACT: Investors:
Genitope Corporation
John Vuko, 510-284-3000
IR@genitope.com
or
Media:
Edelman
Marites Cristobal, 323-202-1424
marites.cristobal@edelman.com